Exhibit 99.1

SolarWinds Announces First Quarter 2010 Results

•	Record quarterly total revenue of $34.3 million, $34.8 million on a non-GAAP, constant-currency basis

•	GAAP operating income of $13.4 million; Non-GAAP operating income of $16.5 million, a 39% year-over-year increase over the first quarter of 2009

•	GAAP diluted earnings per share of $0.12, non-GAAP diluted earnings per share of $0.16

•	Net cash provided by operating activities in the quarter of $15.9 million

AUSTIN, Texas – April 26, 2010 – SolarWinds®, Inc. (NYSE: SWI), a leading provider of powerful and affordable IT management software to more than 93,000 customers worldwide, today reported results for its first quarter ended March 31, 2010.

Financial Results

SolarWinds reported record quarterly total revenue in the first quarter of 2010 of $34.3 million, a 43% year-over-year increase over total revenue in the first quarter of 2009. License revenue was $17.6 million in the first quarter of 2010, a 41% year-over-year increase over license revenue for the first quarter of 2009. Maintenance revenue was $16.7 million in the first quarter of 2010, a 45% year-over-year increase over maintenance revenue for the first quarter of 2009.

On a GAAP basis, operating income was $13.4 million, net income was $8.9 million and diluted earnings per share was $0.12 for the first quarter of 2010, compared to operating income of $10.0 million, net income of $3.1 million and diluted earnings per share of $0.09 for the first quarter of 2009.

Non-GAAP operating income was $16.5 million in the first quarter of 2010 compared to $11.9 million in the first quarter of 2009, representing 39% year-over-year growth. Non-GAAP net income was $11.4 million in the first quarter of 2010, or $0.16 per diluted share, compared to $7.6 million in the first quarter of 2009, or $0.12 per diluted share, representing a 51% year-over-year increase in Non-GAAP net income.

Net cash provided by operating activities was $15.9 million in the first quarter of 2010, representing a 7% increase over net cash provided by operating activities in the first quarter of 2009 and a 21% sequential increase over net cash provided by operating activities in the fourth quarter of 2009. Cash and cash equivalents at the end of the first quarter of 2010 were $104.1 million, a $25.7 million decrease from the end of the fourth quarter of 2009, which reflects both a $28.0 million cash payment related to the acquisition of Tek-Tools, Inc. and a $19.1 million repayment of outstanding debt obligations.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

Recent Business Highlights

“This quarter, we continued to demonstrate how our unique approach to IT management software allows us to translate a broad base of customer activity into record revenue growth for the company,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer. “Our significant year-over-year growth in International revenue complemented our strongest quarter ever in the North America commercial business.” Other business highlights:

•

SolarWinds increased its total number of customers during the first quarter to more than 93,000. The company continued to benefit from customers looking to replace costly management frameworks with cost-effective, easier-to-use solutions. For example, during the first quarter of 2010 two of our new enterprise customers spent over $90,000 and $80,000, respectively, to replace existing frameworks with their first SolarWinds purchase.

•

The company introduced the first and only free configuration change management tool with integration to community-based resources – SolarWinds Network Config Generator. The tool provides a direct link to templates and resources from SolarWinds’ active community and supports the company’s ongoing strategy of providing valuable functionality to IT professionals free of charge.

•

Consistent with its strategy of regularly delivering value to its customers, SolarWinds released new versions of many of its products during the first quarter of 2010, including Orion Network Performance Monitor, Orion NetFlow Traffic Analyzer (NTA), Orion IP SLA Manager (IP SLA), and Orion Enterprise Operations Console (EOC).

•	SolarWinds announced the acquisition of Tek-Tools, Inc., adding storage resource and virtualized infrastructure management to its family of offerings, and expanding its market opportunity.

“This quarter was a good demonstration of the strength of our model,” continued Thompson. “The ability of our scalable, inside-sales model to efficiently respond to both an increased volume of highly-qualified sales opportunities with mid-market and small business customers generated by our marketing activities, and to the increased demand for larger, enterprise-wide deployments is key to profitably scaling our business.”

“We had another very strong quarter of cash flow generation and were able to significantly reduce our outstanding debt,” added Mike Berry, SolarWinds’ Chief Financial Officer. “We feel positive about the strength of the trends underlying our business, and even with the currency exchange rate headwinds, are maintaining our full year 2010 financial outlook.”

SolarWinds’ financial outlook for the first quarter and the full year of 2010 assumed that foreign exchange rates would remain constant with those applied during the fourth quarter of 2009. If foreign exchange rates remained consistent with the rates applied during the fourth quarter of 2009, SolarWinds’ total revenue for the first quarter of 2010 would have been $34.8 million, comprising license revenue of $17.9 million and maintenance revenue of $16.9 million.

Financial Outlook

As of April 26, 2010, SolarWinds is providing its financial outlook for its second quarter of 2010 and updating its outlook for the full year ending December 31, 2010. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, for the second quarter of 2010 and for the full year 2010. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense. SolarWinds cannot reasonably estimate the expected stock-based compensation expense for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items or acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for Second Quarter 2010

SolarWinds management currently expects to achieve the following results for the second quarter of 2010:

•	Total revenue in the range of $36.0–$37.8 million

•	Non-GAAP operating income of $17.5–$18.5 million

•	Non-GAAP net income of $12.2–$12.9 million

•	Non-GAAP diluted earnings per share of $0.165–$0.175, or approximately $0.17

•	Approximately 74 million weighted average diluted shares outstanding

Financial Outlook for Full Year 2010

SolarWinds management updates its previous outlook, raises the high end of its reported revenue outlook despite the negative impact of foreign currency rates and currently expects to achieve the following results for the full year 2010:

•	Total revenue in the range of $159.0–$165.0 million

•	Non-GAAP operating income of $77.5–$80.5 million

•	Non-GAAP net income of $54.0–$56.0 million

•	Non-GAAP diluted earnings per share of $0.72–$0.75

•	Approximately 75 million weighted average diluted shares outstanding

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in is available domestically at 888-455-2265 and internationally at +1-719-325-2191. It is recommended that participants access the webcast or dial into the call at least 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements relating to SolarWinds’ possible or assumed future results of operations and potential growth and market opportunities. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds’ pricing policies or those of its competitors; (g) the loss of the relationship with a distributor that helps fulfill most of SolarWinds’ sales orders from the U.S. government; (h) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (i) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K previously filed for the full year of 2009 and a Form 10-Q for the first quarter of 2010 that SolarWinds anticipates filing on or before May 15, 2010. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, revenue on a currency-neutral basis and non-GAAP weighted average shares outstanding. Each of non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share exclude the impact of stock-based compensation expense, amortization of intangible assets, expenses related to the secondary offering of common stock by certain of our shareholders in the fourth quarter of 2009, lawsuit settlement and related legal fees, the write-off of debt issuance costs, and certain acquisition costs from the comparable GAAP measure. Non-GAAP net income and non-GAAP diluted earnings per share also exclude the related tax benefits of the excluded items from the comparable GAAP measure. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding for the first quarter of 2009 to assume that the conversion of our preferred stock in May 2009 occurred at the beginning of the applicable period. This press release contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain expenses, expenditures that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use these non-GAAP measures to assess operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, stock-based compensation expense, interest expense and income tax expense that are excluded from these non-GAAP financial measures can have a material impact on net earnings.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, revenue or other measures of performance prepared in accordance with GAAP. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

About SolarWinds

SolarWinds provides powerful and affordable IT management software to more than 93,000 customers worldwide – from Fortune 500 enterprises to small businesses. Focused on the real-world needs of network professionals, SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to manage today’s complex network environments. SolarWinds’ growing online community, thwack, is a gathering-place for problem-solving, technology-sharing, and participating in product development for all of SolarWinds’ products.

SolarWinds, thwack, Orion and Storage Profiler are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Jason Ream	Tiffany Nels
Phone: 512.682.9680	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(unaudited)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$104,088	$129,788
Accounts receivable, net of allowances of $ 116 and $ 149 as of March 31, 2010 and December 31, 2009 , respectively	18,937	15,786
Income tax receivable	5	109
Deferred taxes	314	252
Prepaid income taxes	807	4,675
Other current assets	2,563	2,116

Total current assets	126,714	152,726

Property and equipment, net	6,614	6,406
Debt issuance costs, net	144	399
Deferred taxes	2,539	2,078
Goodwill	40,636	15,444
Intangible assets and other, net	22,054	4,417

Total assets	$198,701	$181,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,524	$3,293
Accrued liabilities	5,283	4,937
Accrued interest payable	525	539
Accrued earnout	3,743	—
Income taxes payable	746	284
Current portion of deferred revenue	41,893	37,103
Current portion of long-term debt	—	16,871

Total current liabilities	54,714	63,027
Long-term liabilities:
Deferred revenue, net of current portion	2,362	1,544
Other long-term liabilities	539	607
Long-term debt, net of current portion	25,000	27,226

Total long-term liabilities	27,901	29,377

Total liabilities	82,615	92,404
Commitments and contingencies
Stockholders’ equity:

Common stock, $0.001 par value: 123,000,000 shares authorized and 67,813,000 and 66,502,098 shares issued as of March 31, 2010 and December 31, 2009, respectively	68	67
Additional paid-in capital	141,776	123,083
Accumulated other comprehensive loss	(770)	(159)
Accumulated deficit	(24,988)	(33,925)

Total stockholders’ equity	116,086	89,066

Total liabilities and stockholders’ equity	$198,701	$181,470

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(unaudited)

	Three Months Ended March 31,
	2010	2009

Revenue:
License	$17,621	$12,541
Maintenance and other	16,704	11,534

Total revenue	34,325	24,075

Cost of license revenue	355	151
Cost of maintenance and other revenue	1,344	978

Gross profit	32,626	22,946

Operating expenses:
Sales and marketing	10,249	6,700
Research and development	3,627	2,426
General and administrative	5,321	3,865

Total operating expenses	19,197	12,991

Operating income	13,429	9,955

Other income (expense):
Interest income	33	79
Interest expense	(783)	(1,451)
Other income	48	3

Total other expense	(702)	(1,369)

Income before income taxes	12,727	8,586
Income tax expense	3,790	2,598

Net income	8,937	5,988
Amount allocated to participating preferred stockholders	—	(2,930)

Net income available to common stockholders	$8,937	$3,058

Net income available to common stockholders per share:
Basic earnings per share available to common stockholders	$0.13	$0.11

Diluted earnings per share available to common stockholders	$0.12	$0.09

Weighted shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share available to common stockholders	67,268	28,180

Shares used in computation of diluted earnings per share available to common stockholders	72,851	33,518

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share information)

(unaudited)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$34,325	$—		$34,325	$24,075	$—		$24,075
Gross profit	32,626	386		33,012	22,946	168		23,114
Operating expenses	19,197	(2,703)		16,494	12,991	(1,754)		11,237

Operating income	13,429	3,089	(a)	16,518	9,955	1,922	(a)	11,877
Total other expense	(702)	203	(c)	(499)	(1,369)	—		(1,369)

Income before income taxes	12,727	3,292		16,019	8,586	1,922		10,508
Income tax expense	3,790	813	(b)	4,603	2,598	359	(b)	2,957

Net income	$8,937	$2,479		$11,416	$5,988	$1,563		$7,551

(a)	Reflects the reversal of amortization of intangible assets, stock-based compensation expense and other excluded expenses as follows:

Amortization of intangible assets:

	Three Months Ended March 31,
	2010	2009
Cost of license revenue	$349	$151
Sales and marketing	—	—
Research and development	—	—
General and administrative	282	38

Stock-based compensation expense:

	Three Months Ended March 31,
	2010	2009
Cost of maintenance revenue	$37	$17
Sales and marketing	578	428
Research and development	359	224
General and administrative	1,347	999

Other excluded expenses:

	Three Months Ended March 31,
	2010	2009
Lawsuit settlement and related legal fees	$(148)	$65
Secondary offering costs	19	—
Acquisition costs	266	—

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and other excluded expenses.
(c)	The amortization of debt issuance cost was decreased as a result of the lower outstanding principal balance due to the repayment of the long-term debt.

SolarWinds, Inc.

Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

(In thousands, except per share information)

(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$8,937	$5,988
Reversal of intangible assets amortization	631	189
Reversal of stock-based compensation expense	2,321	1,668
Reversal of debt issuance costs write-off	203	—
Reversal of secondary offering costs	19	—
Reversal of lawsuit settlement costs and related legal fees	(148)	65
Reversal of acquisition related costs	266	—
Reversal of tax benefits associated with above adjustments	(813)	(359)

Non-GAAP net income	$11,416	$7,551

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	72,851	33,518
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock (a)	—	27,000

Non-GAAP weighted average shares used in computing non- GAAP diluted earnings per share (b)	72,851	60,518

Diluted earnings per share	$0.12	$0.09

Non-GAAP diluted earnings per share	$0.16	$0.12

(a)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.
(b)	If the company assumed the common shares issued in the IPO were issued as of the beginning of the comparable period, or January 1, 2009, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 70,242 shares and $0.11 per share, respectively, for the three months ended March 31, 2009.

SolarWinds, Inc.

Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant-Currency Basis

(In thousands)

(unaudited)

Three Months Ended March 31, 2010

License revenue	$17,621
Foreign exchange impact on license revenue (a)	312

License revenue on a constant currency basis	$17,933

Maintenance and other revenue	$16,704
Foreign exchange impact on maintenance and other revenue (a)	210

Maintenance and other revenue on a constant currency basis	$16,914

Total revenue	$34,325
Foreign exchange impact on total revenue (a)	522

Total revenue on a constant currency basis	$34,847

(a)	Foreign exchange impact represents the difference between actual 2010 revenue and 2010 revenue calculated using the monthly average exchange rates applied during the fourth quarter of 2009.

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities
Net income	$8,937	$5,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,104	493
Provision for doubtful accounts	24	123
Stock-based compensation expense	2,321	1,668
Deferred taxes	(680)	(433)
Excess tax benefit from stock-based compensation	(3,883)	—
Other non-cash expenses	304	373
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(3,460)	2,356
Income taxes receivable	100	245
Prepaid income taxes	3,868	—
Prepaid & other current assets	(523)	(319)
Accounts payable	(760)	68
Accrued liabilities	391	76
Accrued interest payable	(14)	(653)
Income taxes payable	4,449	2,783
Deferred revenue and other liabilities	3,745	2,163

Net cash provided by operating activities	15,923	14,931

Cash flows from investing activities
Purchases of property and equipment	(582)	(414)
Purchases of intangible assets	(101)	(150)
Acquisition of businesses	(28,039)	(20)

Net cash used in investing activities	(28,722)	(584)

Cash flows from financing activities
Repayment of long-term debt	(19,097)	(7,161)
Exercise of stock options	3,269	80
Excess tax benefit from stock-based compensation	3,883	—
Repayments of capital lease obligations	(7)	(6)
Payments for initial public offering costs	—	(22)

Net cash used in financing activities	(11,952)	(7,109)
Effect of exchange rate changes on cash and cash equivalents	(949)	(598)

Net (decrease) increase in cash and cash equivalents	(25,700)	6,640
Cash and cash equivalents
Beginning of period	129,788	40,566

End of period	$104,088	$47,206

Supplemental disclosure of cash flow information
Cash paid for interest	$538	$2,011

Cash received for income taxes	$(3,947)	$—

Noncash investing and financing transactions
Accrued earnout	$3,743	$—

Stock issued for acquisition	$9,221	$—